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                                                        Exhibit 10.3.40


                       SUBSCRIPTION AND OPTION AGREEMENT

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                                 March 14, 1996

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NEOPROBE CORPORATION, a Delaware corporation ("Neoprobe"),

CIRA TECHNOLOGIES INC., a Delaware corporation ("Cira") and

Each of the individual stockholders of Cira who has signed this Agreement (the "Stockholders")

hereby agree as follows:

                                   PREAMBLE:

1. Cira has developed data, discoveries, inventions, and other new technology for the treatment of chronic infectious and/or autoimmune disease in humans which involves the mitogenic stimulation of cytokine-secreting cells derived from lymph nodes excised from chronically-infected and/or autoimmune disease-affected human patients and the preparation of a therapeutic agent which then is administered to the infected patients, and data, know-how, processes, and procedures connected therewith (the "Technology") and Neoprobe wants to evaluate the Technology to enable Neoprobe to develop and market products involving employment of the Technology.

2. Neoprobe and Cira have entered into a Technology Option Agreement of even date herewith (the "Technology Agreement") under which Neoprobe will provide financial, clinical and technical support to Cira and The Ohio State University Research Foundation to allow them to conduct a Phase I clinical evaluation of the Technology.

                                     TERMS:

ARTICLE 1. SUBSCRIPTION.

        SECTION 1.1. PURCHASED SHARES. Subject to the terms and conditions of this Agreement, Neoprobe hereby subscribes for and agrees to purchase 78 shares of Common Stock ("Purchased Shares") for and in consideration of the purchase price of One Dollar ($1.00) per share and Cira hereby issues and sells such shares to Neoprobe free and clear of all liens, encumbrances and adverse claims (other than restrictions on transfer under this Agreement and applicable federal and state securities laws or those that are imposed by or through Neoprobe) and acknowledges receipt of payment therefor. Simultaneously with the execution and delivery of this Agreement, Cira has delivered a valid and genuine stock certificate representing the Purchased Shares to Neoprobe.

ARTICLE 2. OPTION.

        SECTION 2.1. THE OPTION. On the terms and subject to the conditions set forth in this Article 2, Neoprobe shall have the right, exercisable at its sole option, but shall not be obligated, to purchase shares of Common Stock from Cira. This right may be referred to herein as the "Option." The time during which the Option may be exercised by Neoprobe (the "Option Term") is determined under Section 2.2 below and the method of exercising the Option is set forth in
Section 2.3 below. The number of shares of Common Stock that Cira must issue to Neoprobe upon its exercise of the Option (the "Option Shares") is determined under Section 2.4 below. The amount of money that Neoprobe must pay to Cira as consideration for the issuance of the Option Shares (the "Exercise Price"), which will be based on the
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value of Cira before the exercise of the Option (the "Pre - Money Value"), is determined under Section 2.5 below.

     SECTION 2.2. OPTION TERM. The Option may be exercised by Neoprobe at any time during a ninety (90) day period, the first day of which will be the day after the day on which the final report of the investment banker that establishes the Pre-Money Value is delivered to Neoprobe or if the matter is submitted to arbitration the day when the order confirming the award of the arbitrators is entered. At the earlier of the close of business on (a) the ninetieth day of the Option Term or (b) the twenty-first anniversary of the date hereof, the Option will expire. If the Option Term has not begun before the twenty-first anniversary of the date hereof, the provisions of this Article 2 shall terminate and be of no further force or effect.

     SECTION 2.3. METHOD.

         (a) Neoprobe may exercise the Option by delivering a notice of exercise to Cira together with the consideration constituting the Exercise Price in the form of a certified or cashiers' check for the amount thereof payable to the order of Cira or by wire transfer to a bank account designated by Cira. The delivery of the notice of exercise shall be deemed to be a reaffirmation by Neoprobe, as of the date thereof, of the representations, warranties and covenants set forth in Article 4 of this Agreement.

         (b) The Option shall be deemed to have been exercised at the time the notice of exercise is delivered to Cira together with full payment as provided above, and Neoprobe shall be treated for all purposes as the holder of record of the Option Shares at and after such time. As promptly as practicable on or after such date, Cira, at its expense, shall issue a certificate representing the Option Shares to Neoprobe. Neoprobe shall neither be entitled to vote nor receive dividends nor be deemed to be a holder of the Option Shares until the Option has been exercised as provided in this Article 2.

         (c) No fractional shares of Common Stock shall be issued upon the exercise of the Option.

     SECTION 2.4. NUMBER. The number of shares of Common Stock that will constitute the Option Shares will be that number of shares of Common Stock which when added to the Purchased Shares will give Neoprobe ownership of twenty five percent (25%) of the total number of fully diluted shares of Common Stock outstanding on the date that the Option is exercised as provided in Section 2.3 above, rounded up to the next highest integral number, if such number is not itself an integer. Such number shall be reduced by the number of shares of Common Stock which have been offered to Neoprobe pursuant to Section 5.1 that Neoprobe has declined to purchase, but such number shall not be reduced to less than fifteen percent (15%) of the total number of fully diluted shares of Common Stock outstanding on the date that the Option is exercised rounded up to the next highest integral number, if such number is not itself an integer. For the purpose of determining the total number of fully diluted shares of Common Stock outstanding on the date that the Option is exercised, all securities that are convertible into or exchangeable for Common Stock shall be deemed to have been fully converted into or exchanged for Common Stock, all options (other than the Option), warrants and rights to purchase Common Stock or securities that are convertible into or exchangeable for Common Stock shall be deemed to have been fully exercised and all agreements or contracts to issue or sell Common Stock shall be deemed to have been fully completed.

     SECTION 2.5. EXERCISE PRICE.

     (a) The Exercise Price for the Option shall be fifteen percent (15%) of the Pre-Money Value. Subject to the qualification that if the Pre-Money Value is less than Thirteen Million Dollars ($13,000,000), the Exercise Price will be One Million Nine Hundred Fifty Thousand Dollars ($1,950,000) and if the Pre-Money Value is more than Thirty Million Dollars ($30,000,000), the Exercise Price will be Four Million Five Hundred Thousand Dollars ($4,500,000).

     (b) The Pre-Money Value is the fair market value of all of the Common
Stock and all securities convertible into or exchangeable for Common Stock and all options, warrants and rights to purchase Common Stock or securities that are convertible into


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or exchangeable for Common Stock, assuming that all such securities were purchased by a single buyer in a single transaction on the earlier of (i) the third anniversary of the execution of a license of technology by Cira to Neoprobe under the Technology Agreement or (ii) the commencement of a pivotal clinical trial study with the approval of the United States Food and Drug Administration for the Technology. The earlier of such dates may be referred to herein as the "Valuation Date."

     (c) Whenever the Valuation Date occurs, Cira shall give Neoprobe prompt written notice thereof. Promptly after the receipt of such notice, Neoprobe shall appoint an investment banker of recognized national standing who has experience in the valuation of biotechnology companies to determine the Pre-Money Value and provide its written report thereof to Neoprobe and Cira. Such appointment shall be subject to the reasonable approval of Cira. The investment banker may not be a beneficial owner of five percent (5%) or more of any class of the equity securities of Cira or Neoprobe, nor may any partner or member in, nor officer, director or employee of such investment banker be a director or officer of Cira or Neoprobe. The investment banker must agree to accept the appointment subject to the terms of this Section 2.5 in writing. Neoprobe and Cira shall each pay a moiety of the investment banker's fee for making such determination and be responsible for its indemnification in equal shares. Cira shall cooperate fully with such investment banker and provide it with all material documents and full and true information concerning Cira, its business and properties.

     (d) The investment banker shall provide draft copies of its written report of its determination of the Pre-Money Value to both Cira and Neoprobe at the same time. If the investment banker is able to resolve the comments of both Cira and Neoprobe to such report, it shall deliver a final report to Neoprobe and to Cira and the Option Term shall commence. If the investment banker is unable to resolve such comments within a reasonable time after it submitted the draft report, it shall promptly notify Neoprobe and Cira of its inability and Neoprobe or Cira may submit the determination of the Pre-Money Value to arbitration pursuant to Section 10.16 below.

     SECTION 2.6. RESERVATION OF STOCK. Cira covenants that, from the date hereof until the end of the Option Term, Cira will reserve from its authorized and unissued Common Stock or Common Stock held in treasury a sufficient number of shares to provide for the issuance of Common Stock upon the exercise of the Option. Cira further covenants that all shares that may be issued upon the exercise of the Option, upon the exercise of the Option and payment of the Exercise Price, all as set forth herein, will be duly authorized, validly issued, fully paid, non-assessable, free and clear of all liens, encumbrances and adverse claims (other than restrictions on transfer under this Agreement and applicable federal and state securities laws or those that are imposed by or through Neoprobe) and free from all taxes in respect of the issue thereof
(other than taxes in respect of any transfer occurring contemporaneously or otherwise specified herein). Cira agrees that its execution and delivery of this Agreement shall constitute full authority to its officers who are charged with the duty of executing stock certificates to execute and issue the necessary certificates for shares of Common Stock upon the exercise of the Option.

ARTICLE 3. REPRESENTATIONS AND WARRANTIES OF CIRA. Cira hereby represents and warrants to Neoprobe as follows:

     SECTION 3.1. ORGANIZATION AND STANDING. Cira is a corporation that was duly organized, and is validly existing and in good standing under the laws of the State of Delaware. Cira has all requisite corporate power to own and operate its properties and assets, to carry on its business as presently conducted, to execute and deliver this Agreement, to sell and issue the Purchased Shares and the Option Shares hereunder and to carry out and perform its obligations under the terms of this Agreement.

     SECTION 3.2. AUTHORIZATION. All corporate action on the part of Cira, its directors and stockholders necessary to authorize the execution and delivery of this Agreement, the performance of Cira's obligations hereunder and the sale and issuance of the Purchased Shares and the Option Shares has been duly taken. This Agreement has been duly executed and delivered by Cira and is a valid and legally binding obligation of Cira, which is enforceable against Cira in accordance with its


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terms. The execution and delivery of this Agreement by Cira, the performance of its obligations hereunder and the sale and issuance of the Purchased Shares and the Option Shares will not violate any law applicable to Cira or its Certificate of Incorporation or By-laws or breach or be a default under (with or without the giving of notice or the lapse of time) any material contract, agreement or instrument to which Cira is a party. The Option Shares and the Purchased Shares have been duly authorized and, when issued and paid for in accordance with the terms of this Agreement, will be validly issued, fully paid and nonassessable and free and clear of all liens, encumbrances and adverse claims other than restrictions on transfer under this Agreement and applicable federal and state securities laws or those that are imposed by or through Neoprobe.

     SECTION 3.3. NO REGISTRATION REQUIREMENT. Subject to the truth and accuracy of the representations of Neoprobe set forth in Article 4 of this Agreement, the offer, sale and issuance of the Purchased Shares and the Option Shares as contemplated by this Agreement are exempt from the registration and prospectus delivery requirements of Section 5 of the Securities Act, and neither Cira nor any person acting on its behalf will take any action hereafter that would cause the loss of such exemption.

     SECTION 3.4. DISCLOSURE. No representation or warranty by Cira contained in this Agreement, nor any other statement or certificate furnished or to be furnished to Neoprobe pursuant hereto or in connection with the transactions contemplated hereby by Cira contains or will contain any untrue statement of a material fact or omits or will omit to state a material fact necessary to make the statements contained therein or herein not misleading in light of the circumstances under which they were made.

ARTICLE 4. REPRESENTATIONS AND WARRANTIES OF NEOPROBE. Neoprobe hereby represents and warrants to Cira as follows:

     SECTION 4.1. PRIVATE OFFERING. Neoprobe understands that the Purchased Shares have not been, and the Option Shares will not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of the Purchased Shares hereunder is, and the issuance of the Option Shares will be, exempt from registration under the Securities Act pursuant to Section 4(2) thereof, that Cira's reliance on such exemption is predicated on Neoprobe's representations set forth herein and that in order to obtain such exemption, the transfer of such Option Shares and the Purchased Shares is restricted by Section 4.2 of this Agreement and the legend required by
Section 4.2 of this Agreement.

     SECTION 4.2. TRANSFER RESTRICTIONS. Neoprobe will not offer for sale, sell or otherwise transfer any of the Purchased Shares nor any of the Option Shares, unless such shares have been registered under the Securities Act and under applicable state securities laws or such shares or their offer, sale or transfer are exempt from such registration and Cira has received an opinion of counsel, in form and substance reasonably satisfactory to Cira, to the effect that such shares or their offer, sale or transfer are so exempt. Any certificate representing the Purchased Shares or any of the Option Shares shall bear the following legend in larger or other contrasting type or color:

         These securities have not been registered under the Securities Act of 1933. These securities may not be offered for sale, sold or otherwise transferred unless they are registered under the Securities Act of 1933 or they or such offer, sale or transfer are exempt from such registration and the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer in form and substance, to that effect.

         The transfer of these shares is restricted by the terms of a Subscription and Option Agreement among the Corporation and its Stockholders dated March 14, 1996. Except as provided in such Agreement, these Shares may not be given, sold, pledged or otherwise transferred. The Corporation will mail to the Stockholder a copy of such Agreement without charge within five days after receipt of written request therefor.

     SECTION 4.3. INVESTMENT INTENT. Neoprobe is purchasing the Purchased Shares and will purchase the Option Shares for Neoprobe's own account and


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not for other persons and for investment and not with a view to the distribution of any of the Purchased Shares or any of the Option Shares.

     SECTION 4.4. INFORMATION. Neoprobe has had an opportunity to ask questions and receive answers from Cira regarding the terms and conditions of the offering of Common Stock hereunder and the business, properties, financial condition and prospects of Cira and to obtain additional information (to the extent Cira possessed such information or could acquire it without unreasonable effort or expense) necessary to verify the accuracy of any information furnished to Neoprobe.

     SECTION 4.5. ADVERTISING. Neoprobe is neither purchasing the Purchased Shares nor the Option Shares as a result of or subsequent to (a) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio or
(b) any seminar or meeting whose attendees, including Neoprobe, had been invited by any general advertising or general solicitation.

     SECTION 4.6. INVESTOR SOPHISTICATION; SUITABILITY. Neoprobe has such knowledge and experience in financial and business matters that Neoprobe is capable of evaluating the merits and risks of investment in the Purchased Shares or the Option Shares. Neoprobe has determined that the Purchased Shares are, and the Option Shares will be a suitable investment for Neoprobe and that Neoprobe could bear the complete loss of Neoprobe's investment in the Purchased Shares or the Option Shares.

     SECTION 4.7. ACCREDITED INVESTOR. Neoprobe is an "accredited investor" within the meaning of Rule 501(a) of Regulation D as promulgated under the Securities Act.

     SECTION 4.8. CAPACITY; ENFORCEABILITY. Neoprobe is a corporation that was duly organized, and is validly existing and in good standing under the laws of the State of Delaware. Neoprobe has all requisite corporate power to execute and deliver this Agreement, to purchase the Purchased Shares and the Option Shares hereunder and to carry out and perform its obligations under the terms of this Agreement. All corporate action on the part of Neoprobe, its directors and stockholders necessary to authorize the execution and delivery of this Agreement and the performance of Neoprobe's obligations hereunder has been duly taken. This Agreement has been duly executed and delivered by Neoprobe and is a valid and legally binding obligation of Neoprobe, which is enforceable against Neoprobe in accordance with its terms.

     SECTION 4.9. INDEMNIFICATION. Neoprobe shall indemnify Cira, each of its directors and officers, each legal counsel and independent accountant of Cira and each person who controls Cira (within the meaning of the Securities Act), against any and all claims, losses and liabilities (and actions and proceedings in respect thereof) arising out of or related to any breach of any warranty or agreement made by Neoprobe in this Article 4 or any misrepresentation of Neoprobe contained herein and will reimburse Cira, such directors, officers, persons or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, liability, action or proceeding.

ARTICLE 5. CERTAIN RIGHTS OF NEOPROBE.

     SECTION 5.1. NEW SECURITIES.

         (a) Cira hereby grants to Neoprobe the right of first refusal to purchase a pro rata share of New Securities (as defined in this Section 5.1) which Cira may, from time to time, propose to offer and sell. For purposes of this right of first refusal, Neoprobe's pro rata share is the ratio of the number of shares of Common Stock owned by Neoprobe immediately prior to the issuance of New Securities to the total number of fully diluted Common Stock outstanding immediately before the issuance of New Securities. For the purpose of determining the total number of fully diluted Common Stock outstanding immediately before the issuance of New Securities, all securities that are convertible into or exchangeable for Common Stock shall be deemed to have been fully converted into or exchanged for Common Stock, all options (other than the Option), warrants and rights to purchase Common Stock or securities that are convertible into or exchangeable


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for Common Stock shall be deemed to have been fully exercised and all agreements or contracts to issue or sell Common Stock shall be deemed to have been fully completed.

         (b) If Cira proposes to offer and sell New Securities, it shall notify Neoprobe of the terms of such offering and shall provide Neoprobe with copies of all documents concerning such offering. If Neoprobe determines to participate in the offering, it may do so on the same terms and subject to the same conditions as all other participants in the offering and Cira shall accept Neoprobe's subscription for New Securities and allocate a sufficient number thereof to Neoprobe in accordance with paragraph (a) of this Section 5.1. As long as Neoprobe is capable of making representations of the type found in Sections 4.6 and 4.7 above, Cira shall not impose any condition on any offering of New Securities that would exclude Neoprobe from participation.

         (c) "New Securities" means any capital stock (including Common Stock) of Cira whether now authorized or not, and rights, options or warrants to purchase such capital stock, and securities of any type that are, or may become, convertible into capital stock; provided that the term "New Securities" does not include (i) securities issued upon exercise of the Option; (ii) securities issued as consideration for the acquisition of another business entity or business division of any such entity by Cira by merger, purchase of substantially all the assets or other reorganization whereby Cira will own more than fifty percent (50%) of the voting power of such business entity or business segment of any such entity; (iii) any borrowings, direct or indirect, from financial institutions or other persons by Cira, whether or not presently authorized, including any type of loan or payment evidenced by any type of debt instrument, provided such borrowings do not have any equity features including warrants, options or other rights to purchase capital stock and are not convertible into capital stock of Cira; (iv) securities issued to employees, officers or directors of Cira pursuant to any stock option, stock purchase or stock bonus plan, agreement or arrangement approved by the board of directors;
(v) securities issued in connection with any recapitalization of Cira; nor (vi) any right, option or warrant to acquire any security convertible into the securities excluded from the definition of New Securities pursuant to clauses
(i) through (v) above.

     SECTION 5.2. SIZE OF THE BOARD. The parties hereto shall use their best efforts to ensure that the Certificate of Incorporation and By-laws of Cira provide that the board of directors of Cira shall be not less than three (3) nor more than seven (7) directors. Immediately after the date hereof, the parties shall use their best effort to ensure the board of directors of Cira shall consist of three (3) directors.

     SECTION 5.3. NOMINATIONS. From the date hereof until such time, if ever, as Neoprobe may have exercised the Option, it shall have the right to nominate one
(1) director. From such time, if ever, as Neoprobe may have exercised the Option, it shall have the right to nominate two (2) directors. The parties hereto shall vote any shares of Common Stock or other voting securities of Cira that they have the power to vote for the election of the persons so nominated and shall not vote such securities for the election of any person whose election would prevent the election of the persons nominated by Neoprobe. No party to this Agreement may vote any shares of Common Stock or other voting securities of Cira owned by any of them for the removal of a director nominated by Neoprobe without the prior written consent of Neoprobe. If a director nominated by Neoprobe dies, resigns or is removed, only Neoprobe may nominate his successor. Each committee of the board of directors that has three (3) or fewer members shall include at least one (1) director who was nominated by Neoprobe and each committee that has more than three (3) members shall include all directors nominated by Neoprobe.

     SECTION 5.4. TERMINATION. The provisions of this Article 5 shall terminate when (a) the Common Stock of Cira has been registered and sold in a firm-commitment underwriting after the date hereof or (b) the Option has either been exercised or expired and the Common Stock owned by Neoprobe constitute less than five percent (5%) of the then outstanding Common Stock; whichever is later.


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ARTICLE 6. REGISTRATION RIGHTS.

     SECTION 6.1. CERTAIN DEFINITIONS.

     (a) "Registrable Securities" means the Purchased Shares and the Option Shares and any shares of Common Stock issued in respect thereof in any recapitalization, provided, however, that Registrable Securities shall not include any shares of Common Stock which have previously been registered and sold or which have been sold to the public under Rule 144.

     (b) "Registration" means a registration effected by preparing and filing a registration statement in compliance with the Securities Act and the ordering of the effectiveness of such registration statement.

     SECTION 6.2. PIGGY-BACK REGISTRATION.

         (a) If Cira determines to register any of its securities either for its own account or the account of securityholders exercising their respective contractual registration rights, other than a registration relating solely to employee benefit plans, a Rule 145 transaction or an exchange offer, or a registration on any registration form that does not permit secondary sales, Cira shall promptly give written notice thereof to Neoprobe, and use its best efforts to include in such registration (and any related qualification under blue sky laws or other compliance), except as set forth in paragraph (b) of this Section 6.2, and in any underwriting involved therein, all the Registrable Securities specified in a written request, made by Neoprobe within twenty (20) days after the written notice from Cira is given. Such written request may specify all or a part of Neoprobe's Registrable Securities.

         (b) If the registration of which Cira gives notice is for a registered public offering involving an underwriting, Cira shall so advise Neoprobe as a part of the written notice given pursuant to paragraph (a) of this Section 6.2. In such event, the right of Neoprobe to participate in such registration pursuant to this Section 6.2 shall be conditioned upon Neoprobe's participation in such underwriting and the inclusion of Neoprobe's Registrable Securities in the underwriting to the extent provided herein. Neoprobe shall (together with Cira and the other holders of securities of Cira with contractual registration rights to participate therein distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the representative of the underwriters selected by Cira.

         (c) Notwithstanding any other provision of this Section 6.2, if the representative of the underwriters advises Cira in writing that marketing factors require a limitation on the number of shares to be underwritten, the representative may (subject to the limitations set forth below) exclude all Registrable Securities from, or limit the number of Registrable Securities to be included in, the registration and underwriting. Cira shall so advise all holders of securities requesting registration, and the number of shares or securities that are entitled to be included in the registration and underwriting shall be allocated first to Cira for securities being sold for its own account and thereafter among selling stockholders on a pro-rata basis according to their total holdings. If any person does not agree to the terms of any such underwriting, he shall be excluded therefrom by written notice from Cira or the underwriter. If shares are so withdrawn from the registration and if the number of shares of Registrable Securities to be included in such registration was previously reduced as a result of marketing factors, Cira shall then offer (subject to the availability of a reasonable amount of time to make such offer before the commencement of a distribution) to all persons who have retained the right to include securities in the registration the right to include additional securities in the registration in an aggregate amount equal to the number of shares so withdrawn, with such shares to be allocated among the persons requesting inclusion on a pro rata basis according to their total holdings.

     SECTION 6.3. REGISTRATION PROCEDURES. In the case of any registration by Cira under this Article 6 in which Neoprobe participates, Cira shall keep Neoprobe advised in writing as to the initiation of each such registration and the completion thereof; and Cira shall use its best efforts to:

         (a) Keep such registration effective for a period of one hundred twenty
(120) days or until Neoprobe has completed the distribution described in


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
the registration statement relating thereto, whichever occurs sooner; provided, however, that (i) such one hundred twenty (120)-day period shall be extended for a period of time equal to the period Neoprobe refrains from selling any securities included in such registration at the request of an underwriter of Common Stock (or other securities) of Cira; and (ii) in the case of any registration of Registrable Securities on Form S-3 which are intended to be offered on a continuous or delayed basis, such one hundred twenty (120)-day period shall be extended, if necessary, to keep the registration statement effective until all such Registrable Securities are sold;

         (b) Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities under such registration statement;

         (c) Furnish such number of prospectuses and other documents incident thereto, including any amendment of or supplement to the prospectus, as Neoprobe may reasonably request from time to time;

         (d) Notify each seller of Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes any untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing, and at the request of any such seller, prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares; such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing; and

         (e) Cause all such Registrable Securities registered pursuant thereunder to be listed on each securities exchange on which securities issued by Cira and of the same class are then listed;

         (f) Provide a transfer agent and registrar for all Registrable Securities registered pursuant to such registration statement and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

         (g) Comply with all applicable rules and regulations of the Commission, and make available to its securityholders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months, but not more than eighteen (18) months, beginning with the first month after the effective date of the registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act.

     SECTION 6.4. INFORMATION BY NEOPROBE. If Registrable Securities are being registered pursuant to Section 6.2 above, Neoprobe shall furnish to Cira such information regarding Neoprobe and the distribution proposed by it as Cira may reasonably request in writing and as shall be reasonably required in connection with any registration, qualification, or compliance referred to in this Article 6.

     SECTION 6.5. EXPENSES OF REGISTRATION. All expenses incurred by Cira in complying with this Article 6 hereof, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for Cira, blue sky fees and expenses, and the expense of any special audits incident to or required by any such registration shall be borne by Cira and all underwriting discounts and selling commissions applicable to the sale of the Registrable Securities shall be borne by Neoprobe.

     SECTION 6.6. INDEMNIFICATION.

         (a) Cira shall indemnify Neoprobe, each of its officers, directors, stockholders and legal counsel, and each person who controls (within the meaning of the Securities Act) Neoprobe against any and all claims, losses and liabilities (and actions and proceedings in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement filed pursuant to Section 6.2, any prospectus issued thereunder, or any amendment thereof based on any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) any violation by Cira of any federal or state law, rule or regulation applicable to Cira in connection with any such registration, and will reimburse Neoprobe, each of its officers, directors, stockholders and legal counsel, and each person who controls Neoprobe, for any legal and any other expenses reasonably incurred in connection with investigating or defending any such claim, loss, liability, action or proceeding, as incurred, provided that Cira will not be liable in any such case to the extent that any such claim, loss, liability, action or proceeding arises out of or is based on any untrue statement or omission based upon information furnished to Cira by Neoprobe in writing pursuant to Section 6.4 above.

         (b) If Option Shares and the Purchased Shares held by Neoprobe are included in a registration statement filed pursuant to Section 6.2, Neoprobe shall indemnify Cira, each of its directors and officers, each legal counsel and independent accountant of Cira, each underwriter, if any, of Cira's securities covered by such a registration statement, each person who controls Cira or such underwriter (within the meaning of the Securities Act), against any and all claims, losses and liabilities (and actions and proceedings in respect thereof) arising out of or based on (i) any untrue statement (or alleged untrue statement) of a material fact contained in any such registration statement, any prospectus issued thereunder, or any amendment thereof, or any omission (or alleged omission) to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances under which they were made, or (ii) breach of the covenant set forth in Section 6.8 below and will reimburse Cira, such directors, officers, counsel, accountants underwriters or control persons for any legal or any other expense reasonably incurred in connection with investigating or defending any such claim, loss, liability, action or proceeding, as incurred, in each case to the extent, but only to the extent, that such untrue statement (or alleged untrue statement) or omission (or alleged omission) is made in such registration statement, prospectus or other document in reliance upon and in conformity with information furnished to Cira by Neoprobe in writing pursuant to Section 6.4 above.

         (c) Each party entitled to indemnification under this Section 6.6 (the "Indemnified Party") shall give notice to the party required to provide indemnification (the "Indemnifying Party") promptly after such Indemnified Party has received written notice of any claim as to which indemnity may be sought, and shall permit the Indemnifying Party to assume the defense of any such claim or any litigation resulting therefrom, provided that counsel for the Indemnifying Party, who shall conduct the defense of such claim or litigation, shall be approved by the Indemnified Party (whose approval shall not unreasonably be withheld). The Indemnified Party may participate in such defense at such party's expense; provided, however, that the Indemnifying Party shall bear the expense of such defense of the Indemnified Party if representation of both parties by the same counsel would be inappropriate due to actual or potential conflicts of interest. The failure of any Indemnified Party to give notice as provided herein shall relieve the Indemnifying Party of its obligations under this Section 6.6 only to the extent that such failure to give notice shall materially adversely prejudice the Indemnifying Party in the defense of any such claim or any such litigation. No Indemnifying Party, in the defense of any such claim or litigation, shall, except with the consent of each Indemnified Party, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of a release from all liability in respect to such claim or litigation.

         (d) If the indemnification provided for in this Section 6.6 is held by a court of competent jurisdiction to be unavailable to an Indemnified Party with respect to any loss, liability, claim, damage, or expense referred to therein, then the Indemnifying Party, in lieu of indemnifying such Indemnified Party hereunder, shall contribute to the amount paid or payable by such Indemnified Party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect the relative fault of the Indemnifying Party on the one hand and of the Indemnified Party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage, or expense as well as any other relevant equitable considerations. The relative fault of the Indemnifying Party and of the Indemnified Party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the Indemnifying Party or by the Indemnified Party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

         (e) Notwithstanding the foregoing, to the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

     SECTION 6.7. "LOCK-UP" AGREEMENT. If requested by an underwriter of Common Stock, Neoprobe will not sell or otherwise transfer or dispose of any Common Stock held by Neoprobe (other than those included in the registration) during a period of up to one hundred eighty (180) days following the effective date of a registration statement; provided that all persons having contractual registration rights and all officers and directors of Cira enter into similar agreements. The obligations described in this Section 6.7 shall not apply to a registration relating solely to employee benefit plans, Rule 145 transactions or exchange offers. Cira may impose stop-transfer instructions with respect to the securities subject to the foregoing restriction until the end of the applicable period.

     SECTION 6.8. RULE 10b-6. Neoprobe hereby covenants and agrees with Cira that, for so long as any of the Option Shares and the Purchased Shares are saleable under a registration statement filed pursuant to this Article 6, Neoprobe shall not purchase any Common Stock in a transaction that would violate Commission Rule 10b-6.

     SECTION 6.9. TERMINATION OF REGISTRATION RIGHTS. The right of Neoprobe to request inclusion in any registration pursuant to Section 6.2 above, shall terminate when, (a) all Registrable Securities held by Neoprobe may be sold by it under Rule 144(k), (b) the Common Stock (including all Registrable Securities) are listed on the New York or American Stock Exchange or the Nasdaq National Market and (c) all transfer restrictions on the Registrable Securities held by Neoprobe and any legends concerning such restrictions on certificates representing such stock have been removed.

ARTICLE 7. COVENANTS OF CIRA. From the date hereof until such time as (a) the Common Stock of Cira has been registered and sold in a firm-commitment underwriting after the date hereof or (b) the Option has either been exercised or expired and the Common Stock owned by Neoprobe constitute less than five percent (5%) of the then outstanding Common Stock; whichever is later, and unless Neoprobe otherwise consents, Cira will perform and observe the following covenants:

     SECTION 7.1. BASIC FINANCIAL INFORMATION. Cira will furnish the following reports to Neoprobe:

         (a) As soon as practicable after the end of each fiscal year of Cira, and in any event within ninety (90) days thereafter, a consolidated balance sheet of Cira and its subsidiaries, if any, as at the end of such fiscal year, and consolidated statements of operations, cash flow and changes in equity of Cira and its subsidiaries, if any, for such year, prepared in accordance with GAAP consistently applied and setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and audited and reported on by independent public accountants of recognized national standing selected by Cira, accompanied by a Cira prepared comparison to Cira's financial plan and budget for such year adopted under Section 7.2(b) below.

         (b) As soon as practicable after the end of the first, second, and third quarterly accounting periods in each fiscal year of Cira, and in any event within forty-five (45) days thereafter, a consolidated balance sheet of Cira and its subsidiaries, if any, as of the end of each such quarterly period, and consolidated statements of operations and cash flow of Cira and its subsidiaries for such period and for the current fiscal year to date, prepared in accordance with GAAP consistently applied and setting forth in comparative form the figures for the corresponding periods of the previous fiscal year and to Cira's operating plan then in effect and approved by its board of directors, subject to changes resulting from normal year-end audit adjustments, all in reasonable detail and certified by the principal financial or accounting officer of Cira, accompanied by a comparison of such statements to Cira's financial plan and budget for such period except that such financial statements need not contain the notes required by generally accepted accounting principles.

         (c) From the date Cira becomes subject to the reporting requirements of the Exchange Act, and in lieu of the financial information required pursuant to Sections 7.1(a) and (b), copies of its annual reports on Form 10-K and all exhibits thereto and its quarterly reports on Form 10-Q, respectively.

         (d) As soon as practicable after the end of each month and in any event within twenty (20) days thereafter a consolidated balance sheet of Cira and its subsidiaries, if any, as of the end of such month and consolidated statements of operations and cash flow of Cira and its subsidiaries, for each month and for the current fiscal year of Cira to date, all subject to normal year-end audit adjustments, prepared in accordance with generally accepted accounting principles consistently applied, together with a comparison of such statements to the corresponding periods of the prior fiscal year and to Cira's then effective financial plan and budget.

         (e) As soon as practicable after transmission or occurrence and in any event within ten (10) days thereof, copies of any reports or communications delivered to any class of Cira's securityholders or broadly to the financial community, including any filings by Cira with any securities exchange, the Commission or the National Association of Securities Dealers.

     SECTION 7.2. ADDITIONAL INFORMATION AND RIGHTS.

         (a) Cira will permit a representative of Neoprobe to visit and inspect any of the properties of Cira, including its books of account and other records (and make copies thereof and take extracts therefrom), and to discuss its affairs, finances and accounts with Cira's officers and its independent public accountants, all upon reasonable notice at such reasonable times and as often as any such person may reasonably request. Cira shall provide to Neoprobe such other information and data with respect to Cira and its subsidiaries as Neoprobe may from time to time reasonably request.

         (b) Annually and at least sixty (60) days before the beginning of each fiscal year of Cira, Cira shall prepare a financial plan and budget, which shall be approved by the board of directors of Cira (provided that the approving majority includes one director who was nominated by Neoprobe), which financial plan and budget shall include a projection of operations and cash flows for such fiscal year, a projected balance sheet as of the end of such fiscal year and a detailed list of proposed capital expenditures during such fiscal year. Any material changes in such business plan and budget shall be approved by the board of directors of Cira (provided that the approving majority includes one director who was nominated by Neoprobe), which approval shall be required before such changes take effect unless they are not under the control of Cira. Cira shall provide copies of the annual financial plan and budget and any changes thereto to Neoprobe promptly after they are approved by the board of directors.

         (c) Cira shall provide Neoprobe with (i) a report from Cira on its compliance with the terms and conditions of this Agreement and any other agreement pursuant to which Cira has borrowed money or sold its securities within ninety (90) days after the end of each fiscal year and (ii) a copy of the annual management review letter of Cira's independent public accountants, as soon as practicable after the end of each fiscal year and in any event within one hundred twenty (120) days thereafter.

         (d) The provisions of Section 7.1 and this Section 7.2 shall not limit any rights which Neoprobe may have to inspect and copy the books and records of Cira and its subsidiaries, to inspect their properties or discuss their affairs and finances, under the laws of the jurisdictions in which they are incorporated.

         (e) Neoprobe hereby agrees to hold in confidence and not use for its own benefit nor disclose any confidential information provided pursuant to
Section 7.1 or this Section 7.2. Information that is provided to any news media or that is otherwise publicly available shall not be deemed to be confidential.

     SECTION 7.3. INDEPENDENT ACCOUNTANTS. Cira will retain an independent public accountant who will audit and report on Cira's financial statements at the end of each fiscal year. If the services of the independent public accountants so selected, or any firm of independent public accountants hereafter employed by Cira, are terminated, Cira will promptly notify Neoprobe and will request the firm of independent public accountants whose services are terminated to deliver to Neoprobe a letter from such firm setting forth the reasons for the termination of their services. In its notice to Neoprobe, Cira shall state whether the change of accountants was recommended or approved by the board of directors of Cira or any committee thereof. In the event of such termination, Cira will promptly thereafter engage another firm of independent public accountants reasonably acceptable to Neoprobe.

     SECTION 7.4. ACCOUNTS AND RECORDS. Cira shall make and keep books, records, and accounts, which, in reasonable detail, accurately and fairly reflect the transactions and dispositions of assets of Cira, its subsidiaries and their employee benefit plans; and shall devise and maintain a system of internal accounting controls sufficient to provide reasonable assurance that (a) transactions are executed in accordance with management's general or specific authorization; (b) transactions have been and are recorded as necessary (i) to permit preparation of financial statements in conformity with GAAP, and (ii) to maintain accountability for assets; (c) access to assets is permitted only in accordance with management's general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action has been and is taken with respect to any differences.

     SECTION 7.5. CORPORATE EXISTENCE. Cira shall maintain in full force and effect its corporate existence, rights and franchises and those of its subsidiaries. Cira shall hold its annual meeting of stockholders as provided in its regulations.

     SECTION 7.6. MAINTENANCE OF PROPERTIES. Cira shall and shall cause each of its subsidiaries to maintain their respective properties in good repair, working order and condition, reasonable wear and tear excepted, and from time to time make all needed and proper repairs and replacements thereof and additions and improvements thereto.

     SECTION 7.7. INSURANCE. Cira shall maintain insurance with respect to the properties and businesses of Cira and its subsidiaries against loss, damage or liability of the kinds and in the amounts required by law or customarily insured against by prudent business persons engaged in similar businesses and similarly situated.

     SECTION 7.8. PAYMENT OF TAXES, ETC. Cira shall and shall cause each of its subsidiaries to promptly pay and discharge (a) all taxes imposed upon it or upon any of its properties, (b) all lawful claims of materialmen, mechanics, carriers, warehousemen, landlords and other similar persons for labor, materials, supplies and rentals, which if unpaid, might become a lien upon its properties, and (c) any debt incurred by it before or after the date of this Agreement when due; provided, however, that Cira and its subsidiaries shall not be required to pay any of the foregoing if (i) the amount or validity thereof is being contested in good faith by appropriate proceedings, (ii) Cira has provided for on its books, in accordance with GAAP, adequate reserves or provisions with respect thereto and (C) such non-payment does not have a material adverse effect on Cira or its subsidiaries.

     SECTION 7.9. COMPLIANCE WITH LAWS. Cira shall and shall cause each of its subsidiaries to comply with all laws, orders of a tribunal or governmental permits relating to the conduct of their businesses or to their properties or assets.

     SECTION 7.10. PERFORMANCE OF CONTRACTS. Cira shall and shall cause each of its subsidiaries to comply with each material provision of all of their respective contracts if the breach of such provision would have a material adverse effect on Cira or any of its subsidiaries.

     SECTION 7.11. NATURE OF THE BUSINESS. Cira shall not change the general character of the business conducted by it and its subsidiaries on the date hereof, nor engage in any type of business not reasonably related to such business.

     SECTION 7.12. ISSUANCE OF STOCK. Cira shall not sell or issue any Common Stock or any other debt or equity securities in any offering except pursuant to plans or transactions approved by a majority of the board of directors that includes at least one director who was nominated by Neoprobe.

     SECTION 7.13. DIVIDENDS ON OR REDEMPTION OF SECURITIES. Except for (a) purchases of Common Stock from employees of Cira pursuant to restricted stock agreements, buy-back agreements, or similar arrangements, and (c) dividends paid to Cira by a wholly-owned subsidiary of Cira, neither Cira nor any of its subsidiaries shall declare or pay any dividend or make any other distribution with respect to any of its capital stock, or purchase, redeem, or otherwise acquire for a valuable consideration any of their securities.

     SECTION 7.14. DEBT. Cira shall not incur any debt in excess of the amount of debt projected under Cira's then current financial plan and budget approved under Section 7.2(b) above, other than in transactions approved by a majority of the board of directors that includes at least one director who was nominated by Neoprobe or trade credit incurred in the ordinary course of business. Compliance with the covenant set forth in this Section 7.14 shall be determined as of the end of each month.

     SECTION 7.15. LOANS, ADVANCES AND INVESTMENTS.

         (a) Cira shall not and shall cause its subsidiaries to not (i) acquire, hold or purchase any stock, bond, note or other security of any person in the nature of an investment, (ii) make any loan, advance or capital contribution to any person, (iii) become a general partner in any partnership or a member in any joint venture, (iv) assume, guarantee, endorse or otherwise become liable for the debts or obligations of any other person (except for the endorsements of negotiable instruments for deposit or collection in the regular course of business or guaranties by Cira of obligations of Cira's wholly-owned subsidiaries, and guaranties by a subsidiary of obligations of Cira), nor (v) enter into contracts relating to commodity futures, financial futures, or similar investments.

         (b) Notwithstanding the provisions of Section 7.15(a) above, Cira may purchase without limitation (i) certificates of deposit of the banks that are insured by the Federal Deposit Insurance Corporation, (ii) securities issued by the United States of America or any agency or instrumentality thereof or (iii) commercial paper having a maturity of two hundred seventy (270) days or less that has an investment grade rating from a recognized rating agency. Furthermore and notwithstanding the provisions of Section 7.15(a) above, Cira and its subsidiaries may advance trade credit to their respective customers in the ordinary course of business.

     SECTION 7.16. CONSULTING AGREEMENT. Cira shall neither amend nor modify the Consulting Agreements of even date herewith between it and Richard Olsen and it and Pierre Triozzi. Cira will take all reasonable precautions to ensure that its proprietary information, trade secrets and confidential information remain proprietary, secret or confidential and will require each of its employees and any other person who has access to such proprietary information, trade secrets or confidential information to execute a written contract to maintain the proprietary, secret or confidential status thereof.

     SECTION 7.17. INDEMNITY BY CIRA. Cira agrees to indemnify and hold harmless Neoprobe from and against any and all liabilities, costs and expenses, including reasonable fees of counsel (including fees incurred in establishing the right to indemnity), resulting from the breach or default in the performance by Cira of any of the covenants or other obligations which it is to perform hereunder, including the failure by Cira or any of its subsidiaries to comply with any law, order of a tribunal or governmental permit relating to the environment or the ownership by Cira or any of its subsidiaries of property that does not comply with such laws, orders of a tribunal or governmental permits. Cira shall indemnify any person nominated by Neoprobe to be a director under Section 5.3 above against any liability, cost or expense arising out of their actions or omissions as directors to the fullest extent permitted by Ohio Revised Code Section 1701.13, or the Certificate of Incorporation and Bylaws of Cira.

ARTICLE 8. STOCKHOLDERS' COVENANTS. Each of the Stockholders, individually, covenants to and agrees with Neoprobe that:

     SECTION 8.1. VOTING OF STOCK. He will vote any and all shares of Common Stock or other voting securities of Cira that he owns or has the right or power to vote, to cause Cira to comply with and perform fully each of its obligations, commitments, covenants, and agreements contained in this Agreement, or any other document contemplated hereby (including the Technology Agreement), and will take any and all action available to him as a stockholder of Cira as may be necessary to cause Cira to comply with such obligations, commitments, covenants, and agreements.

     SECTION 8.2. NO CONTRARY ACTION. He will not take any action as a stockholder of Cira which would prevent Cira from providing Neoprobe with the rights and benefits contemplated by this Agreement or any other document contemplated hereby, or which would otherwise cause Cira to breach its covenants to and agreements with Neoprobe contained in this Agreement or in any of such other documents.

     SECTION 8.3. TERMINATION OF COVENANTS. The covenants of the Stockholders set forth in Sections 8.1 and 8.2 above are intended by the parties hereto as an additional assurance of the performance of the provisions of Articles 2, 3, 5, 6 and 7 hereof. The covenants set forth in Sections 8.1 and 8.2 above shall terminate when and to the extent the provisions of Articles 2, 3, 5, 6 and 7 have terminated.

     SECTION 8.4. TRANSFERS OF STOCKHOLDERS' STOCK. Except as provided in Sections 8.6 and 8.7 below, no interest in Common Stock that is owned, directly or indirectly, by any of the Stockholders on the date hereof or is subject to an option, warrant or other right to purchase in favor of the Stockholders existing on the date hereof or any other securities of Cira issued in respect thereof in any recapitalization (all of which may be referred to herein as "Original Shares") may be given, sold, pledged or otherwise transferred to or owned by any person, and Cira shall not register on its books any transfer in violation of this Section 8.4.

     SECTION 8.5. LEGENDS. Any certificate representing any Original Shares shall bear the following legends in larger or other contrasting type or color:


         These securities have not been registered under the Securities Act of 1933. These securities may not be offered for sale, sold or otherwise transferred unless they are registered under the Securities Act of 1933 or they or such offer, sale or transfer are exempt from such registration and the Issuer has received an opinion of counsel reasonably satisfactory to the Issuer in form and substance, to that effect.

         The transfer of these shares is restricted by the terms of a Subscription and Option Agreement among the Corporation and its Stockholders dated March 14, 1996. Except as provided in such Agreement, these Shares may not be given, sold, pledged or otherwise transferred. The Corporation will mail to the Stockholder a copy of such Agreement without charge within five days after receipt of written request therefor.

     SECTION 8.6. RIGHT OF FIRST REFUSAL.

         (a) If any of the Stockholders receives and intends to sell any of his Original Shares pursuant to a bona fide offer to purchase Original Shares owned by him (an "Offer") which (i) is open and irrevocable for ninety (90) days from the date thereof, (ii) states the per share cash value of the consideration to be given for the shares to be sold and the number of such shares, (iii) states the identity of the proposed purchaser, and (iv) provides that the purchaser agrees to comply with the terms and provisions of this Agreement in completing such Offer, such Stockholder (a "Seller") shall send a copy of such Offer to Neoprobe within five (5) days of his receipt thereof. No Offer shall be bona fide if the proposed purchaser is an affiliate of the Seller. An offer which does not comply with the prerequisites of the first sentence of this paragraph
(a) shall not trigger any provisions of this Section 8.6.

         (b) Neoprobe may notify the Seller within forty-five (45) days of the Offer (the "Response Period") that it desires to purchase the Original Shares subject to the Offer pursuant to its right of first refusal under this Section 8.6, in which case the Seller shall not sell the Original Shares subject to the Offer pursuant to the Offer and shall sell the Original Shares subject to the Offer to Neoprobe on the terms and subject to the conditions of the Offer. Such notice from Neoprobe is referred to as a "Response" herein. The Response shall set forth a date, within ten (10) days after the date thereof, on which Neoprobe will purchase the Original Shares subject to the Offer. On that date the Seller shall deliver the certificates representing Original Shares subject to the Offer, duly endorsed for transfer to Neoprobe at its principal place of business and Neoprobe shall take up and pay for such shares by delivering a certified or cashiers' check payable to the order of Seller in the amount of the cash value of the consideration for such shares specified in the Offer. Upon receipt of such consideration, the Seller shall sell the Original Shares subject to the Offer to Neoprobe, free and clear of all liens, encumbrances and adverse claims (other than restrictions on transfer under this Agreement and applicable federal and state securities laws or those that are imposed by or through Neoprobe).

         (c) If (i)(A) the Seller delivers a copy of the Offer to Neoprobe as provided in paragraph (a) of Section 8.6 above and (B) Neoprobe does not deliver a Response within the Response Period, or (ii) Neoprobe, having elected to exercise its right of first refusal under paragraph (b) of Section 8.6 above, fails to take up and pay for the securities as required herein, the Seller may, subject to the rights of first refusal of the other Stockholders in the Stockholders Agreement, sell his Original Shares pursuant to the terms and conditions of the Offer within ninety (90) days of the date of the Offer. If the sale of the shares pursuant to the Offer is not completed within ninety (90) days of the date of the Offer, the Offer shall be invalid and the Seller may not sell any of his Original Shares pursuant thereto.

     SECTION 8.7. CERTAIN TRANSFERS. The transfer restriction imposed by Section
8.4 above shall not apply to:

     (a) any bona fide gift to a member of the immediate family of the donor or to a trust solely for the benefit of the donor or a member of his immediate family; provided, however, that (i) the Stockholder shall notify Neoprobe of such gift before he makes it; (ii) the donee shall execute a written instrument in which such donee agrees to be bound by and comply with the provisions of this
Article 8; and (iii) if such gift is not in compliance with all applicable federal and state securities laws and Cira has not received (at its sole option) an Opinion of counsel, in form and substance reasonably satisfactory to Cira, to the effect that such gift is so in compliance, no such gift shall be made; or

     (b) any transfer under the terms of the will of a Stockholder or pursuant to the laws of descent and distribution applicable to a Stockholder, provided however, that the transferee shall execute a written instrument in which such transferee agrees to be bound by and comply with the provisions of this Article 8.

     Any Original Shares transferred pursuant to the provisions of this Section
8.7 remain Original Shares hereunder and the donee thereof shall be treated as a "Stockholder" for the purposes of this Agreement.

     SECTION 8.8 TERMINATION. The provisions of Sections 8.4 through 8.7 above shall terminate when (a) the Common Stock of Cira has been registered and sold in a firm-commitment underwriting after the date hereof or (b) the Option has either been exercised or expired and the Common Stock owned by Neoprobe constitute less than five percent (5%) of the then outstanding Common Stock; whichever is later.

ARTICLE 9. DEFINITIONS.

     SECTION 9.1. GENERAL. Certain words and phrases used in this Agreement shall have the meanings given to them below in this Section.

     "Commission" means the Securities and Exchange Commission or any other federal agency at the time administering the Securities Act.

     "Common Stock" means the common stock, par value $.001 per share, of Cira.

     "Exchange Act" means the Securities Exchange Act of 1934, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "GAAP" means generally accepted accounting principles.

     "Includes" means includes, but is not limited to.

     "Or" is disjunctive but not exclusive.

     "Recapitalization" means, with respect to any security, any issuance of securities with respect thereto as a dividend or any issuance, combination or other change in such security pursuant to any amendment of the issuer's certificate or articles of incorporation or a merger, consolidation, purchase or sale of assets, dissolution, or plan of arrangement, compromise or reorganization of the issuer.

     "Rule 144" means Rule 144 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     "Rule 145" means Rule 145 as promulgated by the Commission under the Securities Act, as such Rule may be amended from time to time, or any similar successor rule that may be promulgated by the Commission.

     "Securities" means securities as such term is defined in the Securities Act whether or not the securities in question are exempt from any of the provisions of such act.

     "Securities Act" means the Securities Act of 1933, as amended, or any similar successor federal statute and the rules and regulations thereunder, all as the same shall be in effect from time to time.

     "Securities laws" means the Securities Act, the Exchange Act, all regulations and rules thereunder, and all applicable state securities or "blue sky" laws and the rules and regulations thereunder, each as they may be amended from time to time.

     "Stockholders Agreement" means the Stockholders Agreement among the Stockholders of Cira signatories thereto dated of even date herewith.

     "Transfer" means every mode, direct or indirect, absolute or conditional, voluntary or involuntary, of disposing of or parting with an asset or property or of an interest therein, and includes payment of money, release, lease, abandonment and creation of a lien or other encumbrance.

     SECTION 9.2. OTHER. The following defined terms shall have the definitions set forth in the sections indicated:

TERM                                  SECTION
Agreement                             9.5
Cira                                  Parties
Exercise Price                        2.1
Indemnified Party                     6.6 (c)
Indemnifying Party                    6.6 (c)
Technology Agreement                  Preamble 2
Neoprobe                              Parties
New Securities                        5.1 (c)
Offer                                 8.6 (a)
Option                                2.1
Option Shares                         2.1

TERM                                  SECTION
Original Shares                       8.4
Pre-Money Value                       2.1
Purchased Shares                      1.1
Registrable Securities                6.1 (a)
Registration                          6.1 (a)
Response                              8.6 (b)
Response Period                       8.6 (b)
Seller                                8.6 (a)
Stockholders                          Parties
Technology                            Preamble 1
Valuation Date                        2.5 (b)

     SECTION 9.3. ACCOUNTING TERMS. All accounting terms not specifically defined herein shall be construed in accordance with GAAP.

     SECTION 9.4. EFFECT OF DEFINITIONS. The definitions set forth in Section
9.1 above or referenced in Section 9.2 above shall apply equally to the singular, plural, adjectival, adverbial and other forms of any of the words and phrases defined regardless of whether they are capitalized.

     SECTION 9.5. THIS AGREEMENT. This Agreement consists of the title, date, names of parties, and preamble set forth above, these terms, the signatures of the parties and the information set forth on the signature pages below, the exhibits attached hereto and the certificates, documents and other instruments required to be delivered hereunder; and any reference to this Agreement refers to all of such constituents. The date first set forth above shall be deemed to be the date hereof for all purposes. The statements set forth in the preamble are made for the purpose of providing background information that will assist persons who read this Agreement in interpreting it. Such statements do not constitute representations, warranties or covenants of the parties hereto and they may be contradicted by the parties.

     SECTION 9.6. CASE AND GENDER. In this Agreement words in the singular number include the plural, and in the plural include the singular; and words of the masculine gender include the feminine and the neuter, and when the sense so indicates words of the neuter gender may refer to any gender.

ARTICLE 10. MISCELLANEOUS.

     SECTION 10.1. OPPORTUNITIES. Nothing contained in this Agreement or Neoprobe's ownership of the Purchased Shares or the Option Shares or its right to nominate directors or election of any affiliate of Neoprobe as a director or officer of Cira shall require Neoprobe to offer any business opportunity to Cira or provide any funds to Cira not specifically mentioned in this Agreement.

     SECTION 10.2. SURVIVAL. The representations, warranties, covenants and agreements made by the parties herein shall survive any investigation made by Neoprobe or Cira and shall survive the closing of the transactions contemplated hereby.

     SECTION 10.3. EXPENSES. Cira and Neoprobe shall each bear its own expenses and legal fees incurred on its behalf with respect to this Agreement and the transactions contemplated hereby.

     SECTION 10.4. NOTICES. Any notice, request or other communication required or permitted to be given under this Agreement shall be in writing and deemed to have been properly given: (a) when delivered, if delivered in person; (b) when sent, if sent by telecopy or other electronic means and confirmation of receipt is received; (c) the day designated as the delivery date, if sent by nationally recognized overnight courier service; or (d) two (2) days after being sent, if sent by certified or registered United States mail, return receipt requested, postage prepaid, addressed to the party at the address set forth next to such party's signature hereto and with such copies delivered, transmitted, couriered or mailed to such persons as are specified therein. Any party may change his address for notices in the manner set forth above.

     SECTION 10.5. SUCCESSORS. The terms of this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, personal representatives or corporate successors.

     SECTION 10.6. THIS AGREEMENT. This Agreement, the schedules and exhibits hereto and the agreements and instruments required to be executed and delivered hereunder set forth the entire agreement of the parties with respect to the subject matter hereof and supersede and discharge all prior agreements (written or oral) and negotiations and all contemporaneous oral agreements concerning such subject matter and negotiations. There are no oral conditions precedent to the effectiveness of this Agreement.

     SECTION 10.7. NON-WAIVER. Neither the failure of nor any delay by any party to this Agreement to enforce any right hereunder or to demand compliance with its terms is a waiver of any right hereunder. No action taken pursuant to this Agreement on one or more occasions is a waiver of any right hereunder or constitutes a course of dealing that modifies this Agreement.

     SECTION 10.8. WAIVERS. No waiver of any right or remedy under this Agreement shall be binding on any party unless it is in writing and is signed by the party to be charged. No such waiver of any right or remedy under any term of this Agreement shall in any event be deemed to apply to any subsequent default under the same or any other term contained herein.

     SECTION 10.9. AMENDMENTS. No amendment, modification or termination of this Agreement shall be binding on any party hereto unless it is in writing and is signed by the party to be charged.

     SECTION 10.10. SEVERABILITY. The terms of this Agreement are severable and the invalidity of all or any part of any term of this Agreement shall not render invalid the remainder of this Agreement or the remainder of such term. If any term of this Agreement is so broad as to be unenforceable, such term shall be interpreted to be only so broad as is enforceable.

     SECTION 10.11. THIRD PARTIES. Nothing herein expressed or implied is intended or shall be construed to give any person other than the parties hereto any rights or remedies under this Agreement.

     SECTION 10.12. JOINT PREPARATION. This Agreement shall be deemed to have been prepared jointly by the parties hereto. Any ambiguity herein shall not be interpreted against any party hereto and shall be interpreted as if each of the parties hereto had prepared this Agreement.

     SECTION 10.13. SATURDAYS, SUNDAYS AND HOLIDAYS. Where this Agreement authorizes or requires a payment or performance on a Saturday, Sunday or public holiday, such payment or performance shall be deemed to be timely if made on the next succeeding business day.

     SECTION 10.14. COUNTERPARTS. This Agreement may be executed in any number of counterparts, all of which shall constitute one and the same instrument, and any party hereto may execute this Agreement by signing one or more counterparts.

     SECTION 10.15. GOVERNING LAW. The validity, terms, performance and enforcement of this Agreement shall be governed by laws of the State of Ohio that are applicable to agreements negotiated, executed, delivered and performed solely in the State of Ohio.

     SECTION 10.16. ARBITRATION. Any disputes, controversies or claims arising out of or relating to the negotiation, execution, delivery, performance or breach of this Agreement shall be settled by arbitration conducted in Franklin County, Ohio in accordance with the Commercial Arbitration Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrators may be entered in any Court having jurisdiction thereof. If the amount claimed or disputed in such arbitration is equal to or more than One Hundred Thousand Dollars ($100,000), it shall be conducted before a panel of three arbitrators. All proceedings before and papers submitted to any arbitrator hereunder shall be held in the strictest confidence by the parties, the arbitrators and any attorneys participating therein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

ADDRESS:                                  NEOPROBE CORPORATION

425 Metro Place North, Suite 400
Dublin, Ohio 43017-1367                   By: /s/ David C. Bupp
                                             -----------------------------------
                                                  David C. Bupp, President


                                          CIRA TECHNOLOGIES, INC.

2232 Summit Street
Columbus, Ohio  43201                     By: /s/ Richard G. Olsen
                                             -----------------------------------
                                                 Richard G. Olsen, President



2255 St. Route 56                         /s/ Richard G. Olsen
London, Ohio  43140                       -----------------------------------
                                          RICHARD G. OLSEN


2112 Iuka Avenue                          /s/ John L. Ridihalgh
Columbus, Ohio  43212                     --------------------------------------
                                          JOHN L. RIDIHALGH


2087 Tremont Road                         /s/ Richard McMorrow
Columbus, Ohio  43221                     --------------------------------------
                                          RICHARD MCMORROW


2356 St. Route 56 SW                      /s/ James R. Blakesee
London, Ohio  43140                       --------------------------------------
                                          JAMES R. BLAKESLEE


                                          MUELLER & SMITH, LTD.

7700 Rivers Edge Drive
Columbus, Ohio  43235                     By: /s/ Jerry K. Meuller, Jr.
                                          --------------------------------------
                                          Name:  Jerry K. Meuller, Jr.
                                          Title: Member


360 West Seventh Avenue                   /s/ Pierre L. Triozzi
Columbus, Ohio  43201                     --------------------------------------
                                          PIERRE L. TRIOZZI


2731 Selma Pike                           /s/ Gregory Noll
Springfield, Ohio  45505                  --------------------------------------
                                          GREGORY NOLL